Exhibit 10.24

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment (this “Amendment”), dated as of July 31, 2006, is entered into by and between IT&E INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company (“ComVest”) and the purchasers set forth on the signature pages attached hereto (collectively with ComVest, the “Purchasers”), for the purpose of amending the terms of the Registration Rights Agreement, dated as of November 9, 2005 between the Company and the Purchasers (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, pursuant to that certain Securities Purchase Agreement between the Company and the Purchasers dated November 9, 2005 (the “Purchase Agreement”), the Purchaser entered into such Purchase Agreement for the purchase of (i) up to 11,500 shares of the Company’s Series D Preferred Convertible Stock (“Series D Preferred”), (ii) warrants to purchase up to 81,142,788 shares of the Company’s common stock, par value $0.001 per share, and (iii) a six month option for ComVest to invest an additional $5,000,000 on the same terms as set forth in (i) and (ii) above (the “ComVest Option”), for up to an aggregate purchase price of $11,500,000;

WHEREAS, the Purchase Agreement was amended on May 8, 2006 to provide that the ComVest Option shall be extended and that ComVest shall have until November 9, 2006 to invest up to an additional $5,000,000 for the purchase of up to 5,000 shares of Series D Preferred and warrants for the purchase of up to 32,142,829 shares of the Company’s common stock;

WHEREAS, Section 2(a) of the Registration Rights Agreement provides that the Company shall file a registration statement with the Securities and Exchange Commission (“SEC”) registering all the shares of common stock underlying the warrants and the common stock underlying the Series D Preferred that are related to the Registration Rights Agreement (the “Registerable Securities”) within fifteen (15) days of the earliest to occur of: (i) ComVest exercising the ComVest Option in full; or (ii) the expiration of the ComVest Option (the “Filing Date”);

WHEREAS, on July 31, 2006, ComVest notified the Company of its intent to immediately exercise the ComVest Option and purchase the 5,000 shares of Series D Preferred and warrants for the purchase of 32,142,829 shares of the Company’s common stock for an aggregate purchase price of $5,000,000; and

WHEREAS, the parties desire to amend the Registration Rights Agreement to provide that the Filing Date shall be extended such that the Company shall be obligated to file a registration statement with the SEC within sixty (60) days after ComVest provides written notice to the Company of its desire to have the Company register the Registerable Securities.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Section 2(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“(2) (a)                    Mandatory Registration.  The Company shall prepare, and, within sixty (60) calendar days after the date on which ComVest provides written notice to the Company of its desire to have the Company register the Registerable Securities (the “Filing Date”), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registerable Securities, subject to the consent of ComVest, which consent will not be unreasonably withheld) covering the resale of the Registerable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Preferred Stock and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.  The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to the sum of the number of shares of Common Stock that are then issuable upon conversion of the Preferred Stock (based on the Conversion Price), and the number of shares of Common Stock that are then issuable upon exercise of the Warrants, without regard to any limitation on ComVest’s ability to convert the Preferred Stock or exercise the Warrants but in each case that relates to Registerable Securities.  The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of the Preferred Stock and upon exercise of the Warrants but in each case that relates to Registerable Securities.  ComVest acknowledges and agrees that such initial Registration Statement to be filed on or prior to the Filing Date shall include shares in accordance with the registration rights set forth in subsection (ii) and (iii) of the definition of Existing Registration Rights Agreements, subject to the Lock-Up Agreements being entered into by such parties.”

2.             ComVest understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements.  The Company hereby covenants that it shall file this Amendment on a Form 8-K within four (4) business days of the date hereof, in accordance with the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

3.             Except as specifically set forth in this Amendment, there are no other amendments or modifications to the Registration Rights Agreement, and all of the other forms, terms and provisions of the Registration Rights Agreement remain in full force and effect.

4.             From and after the Amendment Effective Date, all references to the Registration Rights Agreement shall be deemed to be references to the Registration Rights Agreement, as the case may be, as modified hereby.

5.             This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and the Purchasers has caused this Amendment to the Registration Rights Agreement to be signed in its name effective as of the date first above written.

IT&E INTERNATIONAL GROUP, INC.

By:	/s/ Alastair McEwan
Name:	Alastair McEwan
Title:	Chief Executive Officer

PURCHASER:

COMVEST INVESTMENT PARTNERS II
LLC

By:	/s/ Cecilio Rodriguez
Name: Cecilio Rodriguez
Title: Chief Financial Officer

/s/ Charles McCall
Charles McCall

/s/ Matthew Dontzin
Matthew Dontzin